UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2011

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 22, 2011, Alexander & Baldwin, Inc. made its Annual Supplemental Information Package for its Real Estate segments, which provides certain supplemental operating and financial information for the year ending December 31, 2010, available on its website. A copy of this Annual Supplemental Information Package is being furnished as Exhibit 99.1 to this report.

On March 22, 2011, to allow The Dun & Bradstreet Corporation (“D&B”) to properly provide a credit rating for the subsidiaries of Matson Navigation Company, Inc. (“Matson”), Matson released certain summarized financial information relating to the periods ended December 31, 2010, December 25, 2009, and December 26, 2008. The information provided to D&B is made available to its subscribers. This information is furnished herewith as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Annual Supplemental Information Package for Alexander & Baldwin, Inc. – Real Estate Segments, for the year ending December 31, 2010.

99.2	Summarized financial information for Matson Navigation Company, Inc. as of December 31, 2010, December 25, 2009, and December 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2011

ALEXANDER & BALDWIN, INC.

/s/Christopher J. Benjamin
Christopher J. Benjamin
Senior Vice President,
Chief Financial Officer and Treasurer